Exhibit 99.1

Ramtron Provides Foundry Transition Update and Updated Full-Year 2010 Financial Outlook

COLORADO SPRINGS, Colo--(BUSINESS WIRE)--January 10, 2011--U.S. semiconductor maker Ramtron International Corporation (Nasdaq: RMTR), a leading developer and supplier of ferroelectric-based low-power memory and integrated semiconductor products, today provided an update of its foundry transition and guidance for full-year 2010 revenue and GAAP net income.

“During the fourth quarter, we continued to advance the IBM foundry transition for select low density products. Because product qualification testing is not yet complete, we now expect the IBM line to come on stream by the middle of this year after which we will begin running production devices to ship to customers for their qualification,” said Bill Staunton, Ramtron’s CEO. “As mentioned in our third quarter earnings report, the high demand for our products ahead of our foundry transition timetable has put a strain on our capacity. To stay on top of order fulfillment, we have designed and are now sampling and shipping replacement products to be sourced by supplementary products sourced at Texas Instruments and IBM.”

Based on a review of Ramtron’s preliminary results, management now expects full year 2010 total revenue and GAAP net income to be at the low end of the guidance ranges previously provided in the company’s third quarter earnings release.

About Ramtron

Ramtron International Corporation, headquartered in Colorado Springs, Colorado, is a fabless semiconductor company that designs, develops and markets specialized semiconductor memory, microcontroller and integrated semiconductor solutions used in a wide range of product applications and markets.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements herein that are not historical facts are “forward-looking statements.” These forward-looking statements involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially from those indicated by these forward-looking statements. Please refer to Ramtron’s Securities and Exchange Commission filings for a discussion of such risks. The forward-looking statements in this release are being made as of the date of this report, and Ramtron expressly disclaims any obligation to update or revise any forward-looking statement contained herein.

CONTACT:
Ramtron International Corporation
Lee Brown, 719-481-7213
lee.brown@ramtron.com